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                                                                   EXHIBIT 11(I)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A of Eaton Vance Special Investment Trust (1933 Act File Number 2-27962) on behalf of EV Marathon Special Equities Fund (the "Fund") of our report dated January 31, 1997 on our audit of the financial statements and financial highlights of the Fund and of our report on our audit of the financial statements and supplementary data of Special Investment Portfolio dated January 31, 1997, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1996, and incorporated by reference in this Registration Statement.

    We also consent to the reference to our Firm under the caption "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                        /s/COOPERS & LYBRAND L.L.P.
                                           -----------------------------------
                                           COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 21, 1997